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                                                                    EXHIBIT 10.9


                                 July 30, 1998



Developers Diversified Realty Corporation
34555 Chagrin Boulevard
Moreland Hills, Ohio

         Re:     Voting Agreement

Ladies and Gentlemen:

                 The undersigned understands that Developers Diversified Realty Corporation, an Ohio corporation ("DDRC"), and American Industrial Properties REIT, a Texas real estate investment trust ("AIP"), are entering into a Share Purchase Agreement to be dated on or about the date hereof (the "Purchase Agreement"), and, together with DDR Office Flex Corporation, a Delaware corporation, a Merger Agreement to be dated on or about the date hereof (the "Merger Agreement" and, together with the Purchase Agreement, the "Agreements"), providing for, among other things, the purchase of common shares, $.10 par value per share, of AIP by DDRC (the "Share Purchase"). Under the rules of the New York Stock Exchange, consummation of the Share Purchase will require the approval of the shareholders of AIP.

                 The undersigned is a shareholder of AIP (the "Shareholder") and is entering into this letter agreement at your request, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to induce you to enter into the Agreements and to consummate the transactions contemplated thereby.

                 The Shareholder confirms its agreement with you as follows:

                 1. The Shareholder represents and warrants that is the beneficial owner of the shares of beneficial interest AIP listed on Schedule I annexed hereto (the "Shares") of which the Shareholder or any affiliate (as defined under the Securities Exchange Act of 1934, as amended) of the Shareholder controlled by the Shareholder (a "Controlled Affiliate") that has the power to vote or to make recommendations regarding voting, and that the Shareholder and the Controlled Affiliates, or the clients on whose behalf the Shareholder or any Controlled Person acts as a fiduciary, are, to the best of the Shareholder's knowledge, on the date hereof the lawful owners of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of any kind, except as disclosed in
                          Schedule I.  Except for the Shares set forth in
                          Schedule I, neither the Shareholder nor any Controlled Affiliate owns or holds any rights to acquire any additional shares of beneficial interest of


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Developers Diversified Realty Corporation
July 30, 1998
Page 2

                          AIP (other than pursuant to options or conversion rights with regard to any of the Shares, in each case as disclosed in Schedule I) or any interest therein or any voting rights with respect to any such additional shares.


                 2. Until the earliest date referred to in 12, the Shareholder agrees that it will not, and will not permit any Controlled Affiliate to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible into shares of beneficial interest of AIP, or any voting rights with respect thereto, without your prior written consent.

                 3. The Shareholder agrees that, during the term of this letter agreement, neither it nor any Controlled Affiliate will take any action that AIP would be prohibited from taking under Section 5.4 of the Purchase Agreement.

                 4. The Shareholder agrees that during the term of this letter agreement (a) all of the shares of beneficial interest of AIP beneficially owned by the Shareholder or any Controlled Affiliate, or over which the Shareholder or any Controlled Affiliate has voting power or control, directly or indirectly, including any such shares acquired after the date hereof at the record date for any meeting of shareholders of AIP called to consider and vote on the Share Purchase and the Agreements and the transactions contemplated thereby or any Competing Transaction (as such term is defined in the Purchase Agreement) will be voted by the Shareholder or such Controlled Affiliates, or any representative or proxy thereof, or that the Shareholders will recommend that such Shares be voted, as applicable, in favor of the approval of the Share Purchase and the Agreements and the transactions contemplated thereby and (b) neither the Shareholder nor any Controlled Affiliate, nor any such representative or proxy will vote any such Shares or recommend that such Shares be voted, in favor of any Competing Transaction, in each case except to the extent that the Shareholder determines in its good faith judgment, after consultation with its legal counsel, that it is prudent to vote or recommend otherwise in the exercise of its fiduciary obligations.

                 5.       The Shareholder agrees that the shares referred to in
                          Section 4 above, owned at the record date for any meeting of shareholders of AIP called to consider and vote on the election of members of the Board of Trust Managers of the Trust (the "Board"), will be voted by the Shareholder or any Controlled Affiliate, or any representative or proxy
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Developers Diversified Realty Corporation
July 30, 1998
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                          thereof, or that the Shareholder will recommend that
                          such Shares be voted, as applicable, in favor of the approval of the election of the representatives of DDRC to the Board for so long as DDRC has the right to nominate members of the Board under the Purchase Agreement, in each case except to the extent that the Shareholder determines in its good faith judgment, after consultation with its legal counsel, that it is prudent to vote or recommend otherwise in the exercise of its fiduciary obligations.

                 6. The Shareholder hereby appoints Marc A. Simpson to attend the special meeting of the shareholders of AIP held to consider and vote on the Share Purchase and to vote the shares referred to in Section 4 above, with all the power the Shareholder would possess if personally present, in favor of the approval of the Share Purchase, the Agreements and the transactions contemplated thereby. The Shareholder agrees to execute, and to cause each Controlled Affiliate to execute, such proxies and other instruments, and to take and to cause each Controlled Affiliate to take such actions, as may be necessary to cause all of those shares to be so voted.

                 7. The Shareholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Shareholder, and is enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. This letter agreement shall inure to the benefit of the parties hereto and the successors and assigns of DDRC.

                 8. The Shareholder agrees that damages are an inadequate remedy for the breach by Shareholder of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce our agreements herein.

                 9. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Ohio. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any United States District Court sitting in the Northern District of Ohio.
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Developers Diversified Realty Corporation
July 30, 1998
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                 10.      Each of the parties hereto irrevocably submits to the
                          exclusive jurisdiction of any United States District Court located in the Northern District of Ohio, for the purpose of any action or proceeding arising out of or relating to this letter agreement and each of the parties hereto irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any federal court sitting in the Northern District of Ohio. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 Shareholder hereby irrevocably appoints A.G.C. Co., 1900 East 9th Street, Suite 3200, Cleveland, Ohio, as its lawful agent in and for the State of Ohio, for and in its behalf, to accept and acknowledge service of, and upon whom may be served, all necessary processes in any action, suit, or proceeding arising under this Agreement that may be had or brought against it in any federal court in the Northern District of Ohio, such service of process or notice, or the acceptance thereof by said agent endorsed thereon, to have the same force and effect as if served upon such corporation or individual. Nothing in this Section 10 shall affect the right of any party hereto to serve legal process in any other manner permitted by law. Shareholder hereby waives all defenses of improper venue and forum non conveniens with respect to any action, suit, or proceeding brought in the any United States District Court located in the Northern District of Ohio and arising under this letter agreement.

                 11. This letter agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements, understandings or representations between the parties, written or oral, with respect to the subject matter hereof.

                 12. This letter agreement and the proxy granted pursuant to Section 6 hereof shall become effective upon the execution and delivery of the Agreements by the respective parties thereto. Except as otherwise provided herein, this letter agreement and the proxy granted pursuant to Section 6 hereof shall terminate automatically, without the need for any notice or other action by either party upon the earliest of (i) the date on which the Purchase Agreement and the Merger Agreement are terminated, (ii) the Second Closing Date, as defined in the Purchase Agreement, and (iii) the date that is 240 days after the date hereof.

                 13. Each of the parties hereto intends that AIP shall be a third party beneficiary of this letter agreement, and shall be entitled to the benefits hereof and shall have the ability to exercise the rights granted to DDRC herein as fully as if it were a signatory of this letter agreement.
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Developers Diversified Realty Corporation
July 30, 1998
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                 14.      Notwithstanding anything to the contrary contained
                          herein, neither AIP nor any representative of the Shareholder serving on the Board of Trust Managers of AIP shall be deemed to be a Controlled Affiliate.

                 Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.

                                  LaSalle Advisors Limited Partnership


                                  By: /s/ [Illegible]
                                     -----------------------------------------
                                  Name: Illegible
                                       ---------------------------------------
                                  Title:   Illegible
                                        --------------------------------------

                                  ABKB/LaSalle Securities Limited Partnership

                                  By: /s/ [Illegible]
                                     -----------------------------------------
                                  Name: [Illegible]
                                       ---------------------------------------
                                  Title: [Illegible]
                                        --------------------------------------


Confirmed on the date
first above written

Developers Diversified Realty Corporation


By: /s/ Scott A. Wolstein
   ----------------------------------------
Name: Scott A. Wolstein
     --------------------------------------
Title: President
      -------------------------------------
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                                   Schedule I

                   Ownership of Shares of Beneficial Interest


Owned Beneficially (including Options to Purchase Shares)

                                                                        Total Number of Shares
                                                                         Beneficiallly Owned
                                                                         -------------------

 LaSalle Securities                                                            960,425

 LaSalle Advisors                                                              542,153